                                 SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           Schedule 14A Information
               Proxy Statement Pursuant to Section 14(a) of the
                      Securities and Exchange Act of 1934
                               (Amendment No. _____)

Filed by the Registrant                         [X]

Filed by a Party other than the Registrant      [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       Pioneer Commercial Funding Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11


(1)  Title of each class of securities to which transaction applies:


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(2)  Aggregate number of securities to which transaction applies:


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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date filed:

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

                       PIONEER COMMERCIAL FUNDING CORP.
                             6660 RESEDA BOULEVARD
                           RESEDA, CALIFORNIA  91335
                             ____________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 8, 1997
                             ____________________


TO THE HOLDERS OF COMMON STOCK OF
PIONEER COMMERCIAL FUNDING CORP.:


     A Special Meeting of the holders of the Common Stock of Pioneer Commercial Funding Corp. (the "Company") will be held at the offices of Gratch Jacobs & Brozman, P.C., 950 Third Avenue, 11th Floor, New York, NY 10022, on May 8, 1997 at 11:00 A.M., Eastern Time, to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the authorized capital stock of the Company from 5,000,000 shares of Common Stock to 20,000,000 shares of Common Stock;

     Only holders of record of the Company's Common Stock at the close of business on April 4, 1997 are entitled to notice of or to vote at this meeting and any adjournment or adjournments thereof.


                              By Order of the Board of Directors



                              GLENDA S. KLEIN,
                              Secretary

Reseda, California
April __, 1997



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. THIS IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE MEETING.

                    PRELIMINARY COPY FOR THE INFORMATION OF
                  THE SECURITIES AND EXCHANGE COMMISSION ONLY



                                PROXY STATEMENT

                                      FOR

                        SPECIAL MEETING OF SHAREHOLDERS

                                      OF

                       PIONEER COMMERCIAL FUNDING CORP.
                             6660 RESEDA BOULEVARD
                           RESEDA, CALIFORNIA  91335

                            To Be Held May 8, 1997


          The enclosed proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Pioneer Commercial Funding Corp., a New York corporation (the "Company"), for use at the Special Meeting of shareholders of the Company to be held at 11:00 AM, Eastern time, on Thursday, May 8, 1997, at the offices of Gratch Jacobs & Brozman, P.C., 950 Third Avenue, New York, New York 10022, and any adjournment or adjournments of such meeting (the "Meeting").

          This proxy statement and the enclosed form of proxy are first being mailed to the shareholders of the Company on or about April __, 1997.

RIGHT OF REVOCATION

          A proxy may be revoked by notice in writing to the Secretary of the Company at any time prior to the exercise thereof. Each valid proxy received in time will be voted at the Meeting and, if a choice is specified on the proxy, it will be voted in accordance with such specifications. If no such specification is made, the persons named in the accompanying proxy have advised the Company of their intention to vote the shares represented by the proxies received by them in favor of the proposal to amend the Company's Certificate of Incorporation to increase the authorized capital stock of the Company from 5,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), to 20,000,000 shares of Common Stock.

MATTER TO BE ACTED UPON

          The purpose of the Meeting is to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the authorized capital stock of the Company from 5,000,000 shares of Common Stock to 20,000,000 shares of Common Stock.

BACKGROUND; REASONS FOR THE PROPOSAL

          From August 1996 through January 1997, the Company engaged in discussions with approximately 14 financial institutions seeking to obtain a commitment to provide the Company with financing which the Company had determined was necessary in order to successfully operate its mortgage warehouse lending business. The Company was unable to obtain any such commitment, having been advised by such financing institutions that the Company would need to increase its capital base to obtain a significant financial commitment.

          To address this issue, in January 1997, the Company negotiated with eight investors (the "Investors") to invest an aggregate of $4 million in the Company through a private placement of securities (the "Private Placement"). During the negotiations, the Board of Directors determined that a subscription price of $1.00 per share of Common Stock was a fair and equitable price to the Company. This determination was based upon, among other things, (i) the market price of the Company's Common Stock during the period preceding the January 31, 1997 press release announcing the proposed Private Placement, (ii) the net asset value of the Company at such time, which was slightly below $1.00 per share, (iii) the restricted nature of the securities to be issued in the Private Placement, (iv) limited financing alternatives available to the Company and (v) the Company's funding needs.

          Although the Investors indicated their willingness to invest $4 million in consideration for the issuance of an aggregate of 4 million shares of Common Stock, the Company did not have 4 million authorized and unreserved shares available for issuance. Consequently, the Investors agreed to subscribe for an aggregate of 2.2 million shares of Common Stock at a subscription price of $1.00 per share and acquire an aggregate of $1.8 million principal amount of convertible notes (the "Notes") at a conversion rate of $1.00 principal amount of Notes per share of Common Stock (the "Conversion Rate"), conditioned on the agreement of the Company to use its best efforts to secure approval of an amendment to its Certificate of Incorporation that would increase the number of authorized shares of Common Stock to a number sufficient to provide for conversion of the Notes into Common Stock at the Conversion Rate (the "Amendment").

          Pursuant to the subscription agreements entered into by the Company and each Investor, and, in addition, in order to create sufficient authorized shares of Common Stock to provide for the long term stock issuance needs of the Company at a time when the Company's management believes that prudence favors the appropriateness of doing so, the Company has scheduled the Meeting to seek shareholder approval of the Amendment in accordance with (S)803(a) of the New York Business Corporation Law. If the shareholders of the Company approve the Amendment, the Notes shall automatically be converted into Common Stock immediately upon the filing of the Amendment with the New York Secretary of State, without the necessity for any further action to be taken by the Investors.

RISK OF DILUTION

          The trading price of the Common Stock on March __, 1997 as reported by Bloomberg Business News was $_______ per share. To the extent that the trading price of the Common Stock quoted on the NASDAQ SmallCap market exceeds $1.00 per share at the time the Amendment is approved, the conversion of the Notes at the Conversion Rate may result in the dilution of the interests of existing shareholders of the Company.

EFFECT OF DISAPPROVAL

          If the Amendment is not approved and the Notes remain outstanding, the entire aggregate of $1,800,000 principal amount of the Notes will become due and payable on December 31, 1997. Commencing August 28, 1997, the Notes shall bear interest on the unpaid principal amount thereof at the rate of eight (8%) percent per annum. In addition, as a consequence, the Company may encounter difficulties in obtaining financing commitments from third party lenders in connection with the operation of its mortgage warehouse lending operations. Although the Company has recently obtained a commitment for $25 million line of credit from third party lender, the failure to obtain approval of the Amendment may impair the Company's ability to maintain such commitment and address future funding needs.

IMPACT OF THE CONVERSION OF THE NOTES

          If the shareholders approve the Amendment, upon the conversion of the Notes, the Company will have eliminated a $1,800,000 liability and have the benefit of enhancement of its assets base and net worth, which the management of the Company believes will enable the Company to obtain increased credit lines from financial institutions.

                                   PROPOSAL:
                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                        TO INCREASE AUTHORIZED CAPITAL

          WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company and permit the conversion of the Notes into Common Stock at the Conversion Rate and, in addition, permit the Company to issue additional shares in the future if the Board of Directors shall determine such issuance to be in the best interests of the Company; now therefore it is

          RESOLVED, that Article FOURTH of the Company's Certificate of Incorporation, as heretofore amended, be further amended to increase the authorized capital stock of the Company from 5,000,000 shares of Common Stock, par value $.01 per share, to 20,000,000 shares of Common Stock.

          The affirmative vote of the holders of at least a majority of all outstanding shares of Common Stock is required for the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH PROPOSAL.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

          The outstanding voting securities of the Company on April 4 1997 (the "Record Date") consisted of 3,642,272 shares of Common Stock. The Common Stock is the only class of voting stock of the Company. Only shareholders of record at the close of business on the Record Date are entitled to notice of or to vote at the Meeting. Each share of Common Stock is entitled to one vote with respect to the proposal. The holders of a majority of the outstanding shares entitled to vote must be present at the Meeting in person or by proxy to constitute a quorum.

CHANGE IN CONTROL - VOTING SECURITIES
AND PRINCIPAL HOLDERS THEREOF

          As a result of the completion of the Private Placement by the Company on February 28, 1997, a change in control of the Company occurred, as previously reported in the Company's Report on Form 8-K dated March 5, 1997, and as more particularly described below:

      For consideration of $2,500,000 paid by Leedan International Holdings B.V. ("Leedan"), of which $2,300,000 represented internal funds of Leedan and $200,000 were proceeds of a 6 month loan, bearing annual interest at a variable rate equal to the London Interbank Offering Rate (LIBOR), which loan was made to Leedan by Leedan Business Enterprise Ltd., an indirect parent company of Leedan, Leedan acquired 1,375,000 shares of Common Stock and $1,125,000 principal amount of Notes.

          Upon the closing of the Private Placement, Leedan became the largest shareholder of the Company with direct and indirect holdings of 42.6% of the issued and outstanding Common Stock.

          Based on the conversion rate of each $1.00 principal amount of Notes into one share of Common Stock, if the shareholders approve the Amendment, Leedan will own, directly and indirectly, 49% of the issued and outstanding Common Stock.

          Set forth below are the holders of 5% or more of the Common Stock as of March __, 1997 and management ownership of Common Stock.

                                                 COMMON STOCK
                                     ---------------------------------------

 NAME AND ADDRESS                     NUMBER OF SHARES     PERCENT OF CLASS
OF BENEFICIAL OWNER                  BENEFICIALLY OWNED   BENEFICIALLY OWNED
-------------------                  ------------------   ------------------

Leedan Business Enterprise Ltd.      1,551,136/1/                 42.6%
8 Shaul Hamelech Blvd.
Tel-Aviv 64733, Israel

Jay Botchman                           330,000                     9%
1500 E. Tropicana Avenue
Suite 100
Las Vegas, Nevada  89113

Michael Lauer                          330,000/2/                  9%
200 Park Avenue
Suite 3900
New York, New York  10166

Tamar Lieber                           322,122                     9%
160 West 66th Street
New York, New York  10022

Glenda Klein                           197,546/3/                  5%
19644 Pine Valley Avenue
Northridge, California  91326


SECURITY OWNERSHIP OF MANAGEMENT

                                           NUMBER OF SHARES       PERCENT
NAME              TITLE                    OF COMMON STOCK        OF CLASS
----              -----                    ----------------       --------

Glenda Klein      Director and                 197,546/3/           5%
                  Senior Vice
                  President, Secretary,
                  Treasurer and Chief
                  Financial Officer

Tamar Lieber      Director                     322,122              9%

Richard Fried     Director                     12,046             less than 1%

Directors and                                  531,714/3/          13.8%
Executive
Officers as a
group (6 persons)

  --------------------------------------
      /1/     Leedan, which together with Leedan Systems & Properties
              Promotion (1993) Ltd. holds 42.6% of the issued and outstanding Common Stock of the Company, is an indirect wholly-owned subsidiary of Leedan Business Enterprises Ltd ("Leedan Business"). Certain members of the Harel family, collectively, own approximately 57.5% of the outstanding shares of Leedan Business. Mr. Boaz Harel, a director of the Company, owns approximately 17% of the outstanding shares of Leedan Business and disclaims beneficial ownership of any stock of Leedan Business held by any other member of the Harel family.

      /2/ Mr. Lauer owns shares of the Company and is the investment manager with authority to vote and sell securities owned by three entities that he manages. The shares of the Company owned by Mr. Lauer directly and by the entities he manages total more than 5% of the outstanding shares of Common Stock of the Company.

      /3/ Includes 188,637 shares of Common Stock which Ms. Klein has the right to acquire within 60 days from the date hereof upon exercise of an option held by her.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    Mr. Boaz Harel has served as a director of the Company since November 11, 1996. Mr. Harel owns approximately 17% of the shares of Leedan Business, which is the beneficial owner of 42.6% of the Common Stock through its indirect wholly-owned subsidiary, Leedan. Mr. Harel also serves as the Managing Director of Leedan Business, as a Managing Director of Leedan and is also the Chairman of ICTS USA (1994) Inc., an indirect subsidiary of Leedan.

    Mr. M. Albert Nissim has served as the President of the Company since January 9, 1997. Mr. Nissim is a Managing Director of Leedan, which beneficially owns 42.6% of the Common Stock. He also serves as the Secretary of ICTS International N.V., a subsidiary of Leedan, and as the President of ICTS USA (1994) Inc., a subsidiary of ICTS International, N.V.

COST OF SOLICITATION

    The cost of solicitation of proxies, including reimbursements to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. The Company's transfer agent, American Stock Transfer & Trust Company, is assisting the Company in the solicitation of proxies from brokers, banks, institutions and other fiduciaries by mail, and will charge the Company its customary fee therefor plus out-of-pocket expenses which, in the aggregate, are estimated to be approximately ______. In addition, proxies may be solicited by officers of the Company by mail, in person or by telephone, telegraph or telex. It is anticipated that the cost of solicitation of proxies will be approximately $____________.

                       PIONEER COMMERCIAL FUNDING CORP.

                   Proxy for Special Meeting of Shareholders
                                  May 8, 1997


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PIONEER COMMERCIAL FUNDING CORP. (THE "COMPANY").


          The undersigned hereby appoints _________________ and _____________________ as Proxies, each with the power to appoint his substitute and hereby authorizes each one of them to represent and vote, as designated below, all shares of Common Stock of Pioneer Commercial Funding Corp. held of record by the undersigned on April 4, 1997, at the Special Meeting of Shareholders to be held on May 8, 1997 or any adjournment thereof.

          The shares of Common Stock that the undersigned would be entitled to vote if personally present at the Special Meeting to be held at 11:00 A.M., Eastern Time, on Thursday, May 8, 1997, at the offices of Gratch Jacobs & Brozman, P.C., 950 Third Avenue, New York, New York, or any adjournment or adjournments thereof, shall be voted with respect to the proposed resolution as set forth below, as indicated herein.

THE PROPOSED RESOLUTION

          To amend the Company's Certificate of Incorporation as follows:

    RESOLVED, that Article FOURTH of the Company's Certificate of Incorporation, as heretofore amended, be further amended to increase the authorized capital stock of the Company from 5,000,000 shares of Common Stock, par value $.01 per share, to 20,000,000 shares of Common Stock.

          Unless otherwise indicated, this Proxy confers authority to vote "FOR" for the above resolution. The Board of Director recommends a vote of "FOR" for the above resolution. This proxy is solicited on behalf of the Board of Directors of Pioneer Commercial Funding Corp. and may be revoked prior to its exercise by a written notice to the Secretary of the Company.

[X]  Please mark your vote as indicated in this example.

                   APPROVAL OF AN AMENDMENT OF THE COMPANY'S
                         CERTIFICATE OF INCORPORATION

 For                           Against                              Abstain

 [_]                             [_]                                  [_]




NOTE: Signature(s) should follow exactly the name(s) on the stock certificate. Executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.


                         Dated:
                               ------------------------------------------------



                         ------------------------------------------------------
                         Signature of Shareholder



                         ------------------------------------------------------
                         Signature of Shareholder